                                                            Exhibit 99.1




Press Contacts:   Tony Plohoros         Investor Contact:   Mark Stejbach
                  (908) 423-3644                            (908) 423-5185

                  Chris Loder
                  (908) 423-3786



    MERCK ANNOUNCES SECOND-QUARTER 2003 EARNINGS PER SHARE (EPS) OF 83 CENTS

      -  FIVE LARGEST PRODUCTS COLLECTIVELY POST SALES GROWTH OF 7% FOR QUARTER

      - MERCK LAUNCHES EMEND FOR THE PREVENTION OF HIGHLY EMETOGENIC CHEMOTHERAPY-INDUCED NAUSEA AND VOMITING

      -  MERCK CONTINUES PROCESS TO SPIN OFF MEDCO HEALTH IN THIRD QUARTER


WHITEHOUSE STATION, N.J., July 21, 2003 - Merck & Co., Inc. today announced that earnings per share for the second quarter of 2003 were $0.83, an 8% increase over the same period in 2002. Consolidated net income was $1,867.0 million, compared to $1,750.7 million in the second quarter of last year. Consolidated sales grew 4% for the quarter to $13.3 billion.

      For the first six months of 2003, earnings per share were $1.58, compared to $1.47 in the first six months of 2002. Net income was $3,577.4 million, compared to $3,375.7 million for the first six months of 2002. Sales grew 7% for the period to $26.7 billion.

      Merck continues to focus on maximizing the growth of its key products while broadening its portfolio of breakthrough medicines. Sales of ZOCOR, FOSAMAX, COZAAR and HYZAAR*, SINGULAIR and VIOXX collectively increased 7% for the second quarter of 2003, compared to the second quarter of 2002, and drove Merck's pharmaceutical sales performance, representing 64% of total pharmaceutical sales. Overall, Merck's pharmaceutical sales increased 7% and 12% for the second quarter and first six months, respectively. The pharmaceutical sales performance includes a 5 point favorable effect from foreign exchange for the second quarter and first six months. Sales outside the United States accounted for 39% of the company's first six months of 2003 pharmaceutical sales, compared to 37% of pharmaceutical sales in 2002.

                                    - more -



*COZAAR and HYZAAR are registered trademarks of E.I. DuPont de Nemours & Company, Wilmington, Del.

      Marketing and Administrative expenses increased 18% and 17% compared to the second quarter and first six months of 2002, respectively. The increase for the second quarter and first six months reflects the impact of additional sales representatives hired in 2002 and launch costs in support of new product introductions and indications. Research and development expenses increased 25% and 30% during the second quarter and first six months, respectively, reflecting the company's ongoing support of clinical trials and new research collaborations begun since mid-2002. Also contributing to Merck's results during the second quarter was Other Income of $99 million, primarily driven by realized gains on the company's investment portfolios reflecting the favorable interest rate environment. A lower tax rate contributed to performance in the second quarter, as well.

      During the second quarter, Merck announced that its Board of Directors had approved the 100 percent spin-off of Medco Health Solutions, Inc., Merck's wholly owned subsidiary, through a pro rata distribution of 100 percent of Medco Health common stock to Merck stockholders. In May, Medco Health submitted a Form 10 Registration Statement for the spin-off with the Securities and Exchange Commission. The filing is under review. Merck expects to complete the spin-off during the third quarter of 2003, subject to customary closing conditions. Merck has received a ruling from the Internal Revenue Service that concludes that the distribution by Merck of Medco Health stock to its U.S. stockholders will be tax-free for federal income tax purposes.

KEY MEDICINES BOOSTED BY STUDY RESULTS, NEW LAUNCHES

      Merck continues to focus on maximizing the growth of its key products through clinical studies and new treatment options. Today, each of Merck's major in-line franchises ranks either No. 1 or 2 in its class worldwide.

      In anticipation of possible price increases, certain U.S. wholesalers place some noncancellable orders at prices that remain in effect until Merck ships the product. In the aggregate, these types of wholesaler purchases in prior periods led to an unfavorable impact on pharmaceutical sales of an estimated $405 million for this quarter. Estimated wholesaler inventory levels remain within a range customary for Merck products, in the aggregate.

      ZOCOR, Merck's statin for modifying cholesterol, achieved worldwide sales of $1.2 billion in the second quarter. Sales were affected by patent expirations in several markets outside the United States during the first half of 2003. Mail-order-adjusted prescription levels in the United States for ZOCOR increased by approximately 1 percent for the quarter. In the aggregate, estimated wholesaler buy-out for ZOCOR for the quarter had an unfavorable impact of $145 million. Estimated wholesaler inventory levels for ZOCOR remained within a range customary for Merck products.

                                    - more -

      During the quarter, Merck received revised labeling including data from the landmark Heart Protection Study (HPS) with ZOCOR 40 mg. The Merck sales organization has begun presenting these new data to physicians across the country. ZOCOR 40 mg is the first and only cholesterol-lowering medication proven to reduce the risk of heart attacks and stroke in people with heart disease or diabetes, regardless of cholesterol level. Results of a sub-group analysis of the HPS published in the June 12 issue of The Lancet showed that treatment with ZOCOR 40 mg lowered the incidence of heart attacks and stroke for people with diabetes, regardless of cholesterol or glucose levels.

      FOSAMAX, the leading product worldwide for the treatment of postmenopausal, male and glucocorticoid-induced osteoporosis, had sales of $535 million during the second quarter. Mail-order-adjusted prescription levels in the United States for FOSAMAX increased by approximately 12 percent for the quarter. In the aggregate, estimated wholesaler buy-out for FOSAMAX for the quarter had an unfavorable impact of $170 million. Estimated wholesaler inventory levels for FOSAMAX remained within a range customary for Merck products.

      Results from two head-to-head studies demonstrated the superiority of FOSAMAX versus Evista (raloxifene) for the treatment of postmenopausal osteoporosis, with FOSAMAX 70 mg Once Weekly providing significantly greater increases in bone mineral density at the spine and hip.

      Sales for COZAAR and HYZAAR worldwide were $543 million in the second quarter. Mail-order-adjusted prescription levels in the United States for COZAAR and HYZAAR increased by approximately 8 percent for the quarter. In the aggregate, estimated wholesaler buy-out for COZAAR and HYZAAR had an unfavorable impact for the quarter of $100 million. Estimated wholesaler inventory levels for COZAAR and HYZAAR remained within a range customary for Merck products.

      COZAAR and HYZAAR are the most prescribed angiotensin II antagonists (AIIAs) worldwide for the treatment of hypertension. Two separate sets of hypertension guidelines, the European Society of Hypertension - European Society of Cardiology Guidelines, and the Seventh Report of the Joint National Committee on Prevention, Detection and Treatment of High Blood Pressure, recently were issued in Europe and the United States, respectively. Both support the use of AIIAs for the treatment of certain groups of patients, based in part on the landmark Losartan Intervention for Endpoint Reduction in Hypertension (LIFE) and Reduction of Endpoints in Non-Insulin Dependent Diabetes Mellitus with the Angiotensin II Antagonist Losartan (RENAAL) studies with COZAAR.


                                    - more -

      In the RENAAL study of patients with hypertension, type II diabetes and nephropathy, COZAAR significantly delayed the doubling of serum creatinine (a marker of kidney disease) and significantly delayed progression to end-stage renal disease (ESRD), a condition requiring dialysis or renal transplantation for survival, but had no effect on overall mortality. COZAAR is the only medicine that has demonstrated a significant reduction in the risk of ESRD in patients with type II diabetes, nephropathy and hypertension. In the LIFE study, treatment with a regimen based on COZAAR reduced the risk of stroke by 25 percent in patients with hypertension and left ventricular hypertrophy (LVH) versus treatment with a regimen based on the beta-blocker atenolol. In the study, black patients with hypertension and LVH had a lower risk of stroke on atenolol than on COZAAR. To date, 25 countries have approved new indications for COZAAR based on the LIFE study.

      Worldwide sales of SINGULAIR, the leading prescribed asthma controller among allergists and pediatricians, were strong, reaching $427 million in the second quarter. Sales were aided by the U.S. launch of a new indication for SINGULAIR for the relief of symptoms of seasonal allergic rhinitis (also known as hay fever) in adults and children as young as 2. Mail-order-adjusted prescription levels in the United States for SINGULAIR increased by approximately 34 percent for the quarter. In the aggregate, estimated wholesaler buy-out for SINGULAIR for the quarter had an unfavorable impact of $125 million. Estimated wholesaler inventory levels for SINGULAIR remained within a range customary for Merck products.

      SINGULAIR represents a novel way to treat seasonal allergies because it blocks leukotrienes instead of histamine, and may offer relief to many of the more than 50 million people in the United States who suffer from some form of allergic rhinitis. Twenty-one countries outside the United States have also approved the new indication.

      Global sales of Merck's first once-a-day coxib, VIOXX, were $801 million during the second quarter. In the United States, VIOXX is the most widely prescribed and frequently preferred coxib on managed care formularies. VIOXX is also the leading coxib outside the United States. Mail-order-adjusted prescription levels in the United States for VIOXX decreased by approximately 7 percent for the quarter. In June, the company increased the price of VIOXX in the United States. In the aggregate, estimated wholesaler buy-in for VIOXX had a favorable impact of $160 million for the quarter. This is expected to have an unfavorable impact on wholesaler purchases for VIOXX in the remaining quarters of 2003. Estimated wholesaler inventory levels for VIOXX remained within a range customary for Merck products.

                                    - more -

      Data presented at the 55th Annual Scientific Meeting of the American Academy of Neurology in April profiled research results for VIOXX in the treatment of acute migraine headaches. VIOXX 25 mg once daily and 50 mg once daily relieved acute migraine pain within two hours and reduced certain symptoms associated with migraine headaches of moderate to severe intensity. VIOXX was well tolerated compared to placebo in this 557-patient study.

      ARCOXIA, Merck's newest once-a-day coxib, became available in several more countries during the second quarter of 2003. To date, ARCOXIA has been launched in 31 countries in Europe, the Middle East, Latin America and the Asia-Pacific region. Merck plans to re-file an expanded New Drug Application for ARCOXIA with the U.S. Food and Drug Administration in the second half of 2003. In June, new studies presented at the annual congress of the European League Against Rheumatism showed that ARCOXIA provided sustained pain relief in patients with osteoarthritis and rheumatoid arthritis. Treatment effects were maintained for the duration of each study - more than three years in the osteoarthritis study and one year in the rheumatoid arthritis studies.

      Global sales of ZETIA, the cholesterol absorption inhibitor developed and marketed by Merck/Schering-Plough Pharmaceuticals, reached $123 million in the second quarter, compared to $46 million during the first quarter of 2003. More than 1.8 million prescriptions have been written since ZETIA became available in the United States in mid-November 2002, according to IMS Health. ZETIA is reimbursed in almost 90 percent of managed care programs in the United States. It works to lower cholesterol in a unique way by inhibiting cholesterol absorption in the intestine. ZETIA is often combined with statins, which work by inhibiting cholesterol absorption in the liver.

      Following the successful completion of the European Union Mutual Recognition Procedure, EZETROL (the brand name for ZETIA outside of the United States) was launched during the quarter in the United Kingdom, the third European country to launch the product.

      Sales of other Merck-promoted medicines and vaccines during the second quarter were $1.2 billion. These products treat or prevent a broad range of conditions. One such product, EMEND, a new drug used with other anti-emetic agents for the prevention of highly emetogenic chemotherapy-induced nausea and vomiting, became available in U.S. pharmacies on April 14. Presentations at the 39th Annual Meeting of the American Society of Clinical Oncology demonstrated that treatment with a regimen containing EMEND reduced the impact of chemotherapy-induced nausea and vomiting on patients' daily functioning.

                                    - more -

MEDCO HEALTH SOLUTIONS EXPERIENCES INCREASE IN ONLINE PRESCRIPTIONS

      Medco Health's sales on a stand-alone basis were $8.4 billion in the second quarter, equivalent to sales in the second quarter of 2002. Medco Health's net income during the same period increased 1% to $105.2 million. Net income was higher in the quarter despite a volume decline due in part to increased generic drug utilization. Generic drug usage increased to 43 percent of total prescriptions dispensed in the second quarter of 2003 from 39 percent in the second quarter of 2002. For the first six months of 2003, Medco Health's net income increased 26%.

      Medco Health's home delivery service, which is the largest in the pharmacy benefit management (PBM) industry, dispensed 19 million prescriptions in the second quarter. Home delivery prescriptions represented 15 percent of the 131 million total prescriptions processed during the quarter. In addition, Medco Health experienced a 24 percent increase over the second quarter of 2002 in the number of prescriptions processed through its member Web site at www.medcohealth.com.

MERCK ON TRACK FOR FULL-YEAR EPS GUIDANCE

      Merck & Co., Inc. anticipates full-year 2003 consolidated earnings per share (EPS) of $3.40 to $3.47. For the third quarter, the Company expects a growth rate generally consistent with growth in the first half of 2003. The full-year guidance reflects the company's continued expectation for double-digit EPS growth in the core pharmaceuticals business on a stand-alone basis and includes a full year of net income from Medco Health Solutions, Inc. However, the company's intention to separate the Medco Health business in the third quarter of 2003, subject to market conditions, remains unchanged. For the period prior to the separation, Merck will continue its practice, begun in 2002, of providing additional disclosure detailing the results of both its core pharmaceuticals business and its Medco Health business on a stand-alone basis. After the separation has occurred, Medco Health's historical results up through the separation date will be presented in the company's consolidated financial statements as Discontinued Operations, and Merck will adjust its 2003 consolidated earnings expectations to reflect the separation, as appropriate. Please see pages 8-9 of this news release for a breakdown of Merck's full-year 2003 financial guidance. Supplemental disclosures for Merck's core pharmaceuticals business on a stand-alone basis (excluding the results of Medco Health's operations) and for Medco Health on a stand-alone basis are on pages 13-16 of this release.

      Investors are invited to listen to a live webcast of Merck's second-quarter earnings conference call today at 9 a.m. EDT, by visiting Merck's corporate Web site at www.merck.com. The call will be available for replay on the Web site until July 28, 2003.

                                    - more -

ABOUT MERCK

      Merck & Co., Inc. is a global research-driven pharmaceutical products and services company. Merck discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health, directly and through its joint ventures.

ABOUT MEDCO HEALTH SOLUTIONS, INC.

      Medco Health Solutions, Inc. is the nation's leading provider of prescription healthcare services based on $33 billion in net revenues recorded in 2002. Medco Health is a wholly owned and independently managed subsidiary of Merck, and assists its clients to moderate the cost and enhance the quality of prescription drug benefits provided to over 60 million Americans.

FORWARD-LOOKING STATEMENT

      This press release, including the financial information that follows, contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties which may cause results to differ materially from those set forth in the statements. The forward-looking statements include statements regarding product development and product potential. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned in the cautionary statements in Item 1 of our Form 10-K for the year ended Dec. 31, 2002, and in our periodic reports on Form 10-Q and Form 8-K (if any) which we incorporate by reference.



                                      # # #

                            MERCK FINANCIAL GUIDANCE
                                    FOR 2003

Worldwide (WW) net sales will be driven by the company's major inline products, including the impact of new studies and indications. Sales forecasts for those products for 2003 are as follows:

                                                                         WORLDWIDE
    PRODUCT               THERAPEUTIC CATEGORY                         2003 NET SALES
    -------               --------------------                         --------------
    ZOCOR                 Cholesterol modifying                    $5.4 to $5.7 billion
    Coxibs                Arthritis and Pain                       $2.5 to $2.7 billion
    (VIOXX and ARCOXIA)
    FOSAMAX               Osteoporosis                             $2.7 to $2.9 billion
    COZAAR/ HYZAAR        Hypertension                             $2.5 to $2.7 billion
    SINGULAIR             Asthma and Seasonal Allergic Rhinitis    $2.0 to $2.3 billion

- Under an agreement with AstraZeneca (AZN), Merck receives supply payments at predetermined rates on the U.S. sales of certain products by AZN, most notably PRILOSEC and NEXIUM. In 2003, Merck anticipates a growth rate in excess of 20 percent in total supply payments that the company receives from AZN.

- The income contribution related to the Merck and Schering-Plough collaboration will be negative in 2003. This reflects that sales of ezetimibe will be more than offset by launch expenses for the product and ongoing joint venture R&D spending. The results of the Merck and Schering-Plough collaboration are combined with the results of Merck's other joint venture relationships and reported, in the aggregate, as Equity Income from Affiliates.

- Merck continues to expect that manufacturing productivity will offset inflation on product cost in the core pharmaceuticals business.

- Research and Development expense (which excludes joint ventures) is anticipated to increase at a mid- to high-teens percentage growth rate over the full-year 2002 level.

- Consolidated Marketing and Administrative expense for 2003 is estimated to grow at a low double digit percentage rate over the full-year 2002 expense.

- The consolidated 2003 tax rate is estimated to be approximately 29 percent to 30 percent.

- Merck plans to continue its stock buyback program during 2003. As of June 30, 2003, $10.8 billion remains under the current buyback authorizations approved by Merck's Board of Directors.

- Medco Health net income on a stand-alone basis is estimated to grow 20 percent to 25 percent for full-year 2003 without taking into account Merck's previously announced spin-off of Medco Health.

                                    - more -

      Given these guidance elements, Merck & Co., Inc. anticipates full-year 2003 consolidated earnings per share (EPS) of $3.40 to $3.47. For the third quarter, the Company expects a growth rate generally consistent with growth in the first half of 2003. The full-year guidance reflects the company's continued expectation for double-digit EPS growth in the core pharmaceuticals business on a stand-alone basis and includes a full year of net income from Medco Health Solutions, Inc. However, the company's intention to separate the Medco Health business in the third quarter of 2003, subject to market conditions, remains unchanged. For the period prior to the separation, Merck will continue its practice, begun in 2002, of providing additional disclosure detailing the results of both its core pharmaceuticals business and its Medco Health business on a stand-alone basis. After the separation has occurred, Medco Health's historical results up through the separation date will be presented in the company's consolidated financial statements as Discontinued Operations, and Merck will adjust its 2003 consolidated earnings expectations to reflect the separation, as appropriate.

      This document contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this document should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned in the cautionary statements in Item 1 of our Form 10-K for the year ended Dec. 31, 2002, and in our periodic reports on Form 10-Q and Form 8-K (if any) which we incorporate by reference.


                                      # # #

The following tables show the financial results for Merck & Co., Inc. and subsidiaries for the quarter and six months ended June 30, 2003, compared with the corresponding period of the prior year.

                                                    Merck & Co., Inc.
                                                  Consolidated Results
                                     (In Millions Except Earnings per Common Share)
                                                  Quarter Ended June 30
                                     ----------------------------------------------
                                                                             %
                                          2003               2002         Change
                                       ----------         ----------      ------
Sales                                  $ 13,281.2         $ 12,809.7         4%

Costs, Expenses and Other
Materials and production                  8,436.9            8,292.6         2
Marketing and administrative              1,747.1            1,477.8        18
Research and development                    786.4              631.2        25
Equity income from affiliates              (187.4)            (190.2)       -1
Other (income) expense, net                 (98.6)              97.3         *

Income Before Taxes                       2,596.8            2,501.0         4

Taxes on Income **                          729.8              750.3

Net Income                             $  1,867.0         $  1,750.7         7

Basic Earnings per Common Share             $0.83              $0.77         8

Earnings per Common Share
Assuming Dilution                           $0.83              $0.77         8

Average Shares Outstanding                2,241.4            2,262.7

Average Shares Outstanding
Assuming Dilution                         2,261.1            2,282.8

      * >100%

      ** The effective tax rate was 28.1% and 30.0% for the second quarter of 2003 and 2002, respectively.


                                    - more -


                                                    Merck & Co., Inc.
                                                  Consolidated Results
                                     (In Millions Except Earnings per Common Share)
                                                Six Months Ended June 30
                                     ----------------------------------------------
                                                                             %
                                          2003               2002         Change
                                       ----------         ----------      ------
Sales                                  $ 26,669.7         $ 24,979.0         7%

Costs, Expenses and Other
Materials and production                 16,887.4           16,273.4         4
Marketing and administrative              3,448.5            2,942.5        17
Research and development                  1,506.7            1,161.4        30
Acquired research                            90.4               --           *
Equity income from affiliates              (284.7)            (362.0)      -21
Other (income) expense, net                 (39.3)             141.2         *

Income Before Taxes                       5,060.7            4,822.5         5

Taxes on Income **                        1,483.3            1,446.8

Net Income                             $  3,577.4         $  3,375.7         6

Basic Earnings per Common Share             $1.60              $1.49         7

Earnings per Common Share
Assuming Dilution                           $1.58              $1.47         7

Average Shares Outstanding                2,242.8            2,266.8

Average Shares Outstanding
Assuming Dilution                         2,261.6            2,288.6


      * >100%

      ** The effective tax rate was 29.3% and 30.0% for the first six months of 2003 and 2002, respectively.

                                    - more -

SUPPLEMENTAL DISCLOSURE

      In anticipation of the establishment of Medco Health Solutions, Inc. ("Medco Health") as a separate publicly-traded company, Merck & Co., Inc. is voluntarily providing the current and prior year period operating results of the company's core pharmaceuticals business on a stand-alone basis excluding Medco Health, and the current and prior year period operating results of Medco Health on a stand-alone basis. The Merck core pharmaceuticals business stand-alone operating results and the Medco Health stand-alone operating results may not be indicative of the consolidated operating results of either Merck or Medco Health in the future, or what they would have been had Medco Health been a separate company during the periods presented.

      In accordance with the Securities and Exchange Commission's recently enacted Regulation G, the company is also providing a reconciliation, for the periods indicated, of the stand-alone operating results of the company's core pharmaceuticals business and Medco Health to the Merck consolidated results. The combination of the stand-alone operating results of the Merck core pharmaceuticals business and Medco Health will not equal Merck's consolidated operating results. The necessary consolidating adjustments primarily relate to the elimination of revenues and cost of sales associated with sales of Merck products through Medco Health that are included in the stand-alone operating results of both the core pharmaceuticals business and Medco Health. The adjustments also include the elimination of revenues and expenses relating to services provided to Merck by Medco Health and, in 2002, the elimination of expenses for certain shared services (such as accounting, treasury, legal, and human resources) that are included in both the core pharmaceuticals and Medco Health stand-alone results. Additionally, an adjustment has been made to reflect the appropriate effective income tax rate on a consolidated basis.


                                    - more -

                                                    Merck & Co., Inc.
                                              Core Pharmaceuticals Business
                                                 On a Stand-alone Basis
                                     (In Millions Except Earnings per Common Share)
                                                  Quarter Ended June 30
                                     ----------------------------------------------
                                                                             %
                                          2003               2002         Change
                                       ----------         ----------      ------
Sales                                  $  5,525.4         $  5,159.6         7%

Costs, Expenses and Other
Materials and production                    988.5              942.1         5
Marketing and administrative              1,589.9            1,362.9        17
Research and development                    786.4              631.2        25
Equity income from affiliates              (187.4)            (190.2)       -1
Other (income) expense, net                (121.8)              61.8         *

Income Before Taxes                       2,469.8            2,351.8         5

Taxes on Income                             685.3              696.1

Net Income                             $  1,784.5         $  1,655.7         8

Average Shares Outstanding
Assuming Dilution                         2,261.1            2,282.8

Earnings per Common Share
Assuming Dilution                           $0.79              $0.73         8



      * >100%



                                    - more -

                                                    Merck & Co., Inc.
                                              Core Pharmaceuticals Business
                                                 On a Stand-alone Basis
                                     (In Millions Except Earnings per Common Share)
                                                Six Months Ended June 30
                                     ----------------------------------------------
                                                                             %
                                          2003               2002         Change
                                       ----------         ----------      ------
Sales                                $ 11,096.8         $  9,962.0          11%

Costs, Expenses and Other
Materials and production                2,035.3            1,806.3          13
Marketing and administrative            3,137.2            2,706.2          16
Research and development                1,506.7            1,161.5          30
Acquired research                          90.4               --             *
Equity income from affiliates            (284.7)            (362.0)        -21
Other (income) expense, net               (74.0)              85.2           *

Income Before Taxes                     4,685.9            4,564.8           3

Taxes on Income                         1,356.5            1,351.2

Net Income                           $  3,329.4         $  3,213.6           4

Average Shares Outstanding
Assuming Dilution                       2,261.6            2,288.6

Earnings per Common Share
Assuming Dilution                         $1.47              $1.40           5


      * >100%



                                    - more -

                                              Medco Health Solutions, Inc.
                                                 On a Stand-alone Basis
                                                      (In Millions)
                                                  Fiscal Quarter Ended
                                     ----------------------------------------------

                                        June 28,           June 29,          %
                                          2003               2002         Change
                                       ----------         ----------      ------
Sales                                  $  8,404.5         $  8,363.4        --

Costs, Expenses and Other
Materials and production                  8,033.6            8,024.7        --
Marketing and administrative                167.7              128.6        30%
Other (income) expense, net                  23.2               30.6        24

Income Before Taxes                         180.0              179.5        --

Taxes on Income                              74.8               74.9

Net Income                                  105.2              104.6         1


   Note 1: Included in Sales and Materials and production are retail co-payments of approximately $1,666.4 million and $1,640.0 million for the second quarter of 2003 and 2002, respectively. The retail co-payments are recorded as revenue because under Medco Health's contracts with its clients and affiliated retail pharmacies, Medco Health is principally responsible for managing the entire drug transaction, including the co-payment. It is also important to note that for each co-payment included in Medco Health's Sales there is a corresponding offset in Materials and production, so Net Income is not affected by this accounting.


                                    - more -

                                              Medco Health Solutions, Inc.
                                                 On a Stand-alone Basis
                                                      (In Millions)
                                                 Fiscal Six Months Ended
                                     ----------------------------------------------

                                        June 28,           June 29,          %
                                          2003               2002         Change
                                       ----------         ----------      ------
Sales                                  $ 16,738.6         $ 16,379.5         2%

Costs, Expenses and Other
Materials and production                 16,018.3           15,782.5         1
Marketing and administrative                330.7              263.8        25
Other (income) expense, net                  35.0               51.0        31

Income Before Taxes                         354.6              282.2        26

Taxes on Income                             147.4              118.0

Net Income                                  207.2              164.2        26



   Note 1: Included in Sales and Materials and production are retail co-payments of approximately $3,343.8 million and $3,280.0 million for the first six months of 2003 and 2002, respectively. The retail co-payments are recorded as revenue because under Medco Health's contracts with its clients and affiliated retail pharmacies, Medco Health is principally responsible for managing the entire drug transaction, including the co-payment. It is also important to note that for each co-payment included in Medco Health's Sales there is a corresponding offset in Materials and production, so Net Income is not affected by this accounting.



                                    - more -

                                Merck & Co., Inc.
      2003 Reconciliation from Core Pharmaceuticals to Consolidated Results
                ($ in Millions Except Earnings per Common Share)

                                                         Quarter Ended June 30, 2003
                                  -------------------------------------------------------------------------
                                     Merck Core          Medco Health
                                   Pharmaceuticals          on a                                   Merck
                                  on a Stand-alone       Stand-alone                           Consolidated
                                        Basis               Basis           Adjustments           Results
                                  -------------------------------------------------------------------------
Sales                                $  5,525.4          $  8,404.5         $   (648.7)         $ 13,281.2

Costs, Expenses and Other
  Materials & Production                  988.5             8,033.6             (585.2)            8,436.9
  Marketing & Administrative            1,589.9               167.7              (10.5)            1,747.1
  Research & Development                  786.4                --                 --                 786.4
  Equity Income                          (187.4)               --                 --                (187.4)
  Other (Income)/Expense, net            (121.8)               23.2               --                 (98.6)

Income before Taxes                     2,469.8               180.0              (53.0)            2,596.8

Taxes on Income                           685.3                74.8              (30.3)              729.8

Net Income                              1,784.5               105.2              (22.7)            1,867.0

Average Shares Outstanding
Assuming Dilution                       2,261.1                                                    2,261.1

Earnings Per Common Share
Assuming Dilution                         $0.79               $0.05*            $(0.01)              $0.83

Product Gross Margin %                     82.1%                4.4%                                  36.5%

Net Margin %                               32.3%                1.3%                                  14.1%


* This is not indicative of the earnings per share that will be reported by Medco Health after the separation as the average shares outstanding for Medco Health on a stand-alone basis will be different from Merck's average shares outstanding.



                                    - more -

                                Merck & Co., Inc.
      2003 Reconciliation from Core Pharmaceuticals to Consolidated Results
                ($ in Millions Except Earnings per Common Share)


                                                        Six Months Ended June 30, 2003
                                  -------------------------------------------------------------------------
                                     Merck Core          Medco Health
                                   Pharmaceuticals          on a                                   Merck
                                  on a Stand-alone       Stand-alone                           Consolidated
                                        Basis               Basis           Adjustments           Results
                                  -------------------------------------------------------------------------

Sales                                $ 11,096.8          $ 16,738.6         $ (1,165.7)         $ 26,669.7

Costs, Expenses and Other
  Materials & Production                2,035.3            16,018.3           (1,166.2)           16,887.4
  Marketing & Administrative            3,137.2               330.7              (19.4)            3,448.5
  Research & Development                1,506.7                --                 --               1,506.7
  Acquired Research                        90.4                --                 --                  90.4
  Equity Income                          (284.7)               --                 --                (284.7)
  Other (Income)/Expense, net             (74.0)               35.0               (0.3)              (39.3)

Income before Taxes                     4,685.9               354.6               20.2             5,060.7

Taxes on Income                         1,356.5               147.4              (20.6)            1,483.3

Net Income                              3,329.4               207.2               40.8             3,577.4

Average Shares Outstanding
Assuming Dilution                       2,261.6                                                    2,261.6

Earnings Per Common Share
Assuming Dilution                         $1.47               $0.09*             $0.02               $1.58


Product Gross Margin %                     81.7%                4.3%                                  36.7%

Net Margin %                               30.0%                1.2%                                  13.4%


* This is not indicative of the earnings per share that will be reported by Medco Health after the separation as the average shares outstanding for Medco Health on a stand-alone basis will be different from Merck's average shares outstanding.

                                    - more -

                                Merck & Co., Inc.
      2002 Reconciliation from Core Pharmaceuticals to Consolidated Results
                ($ in Millions Except Earnings per Common Share)


                                                         Quarter Ended June 30, 2002
                                  -------------------------------------------------------------------------
                                     Merck Core          Medco Health
                                   Pharmaceuticals          on a                                   Merck
                                  on a Stand-alone       Stand-alone                           Consolidated
                                        Basis               Basis           Adjustments           Results
                                  -------------------------------------------------------------------------

Sales                                $  5,159.6          $  8,363.4         $   (713.3)         $ 12,809.7

Costs, Expenses and Other
  Materials & Production                  942.1             8,024.7             (674.2)            8,292.6
  Marketing & Administrative            1,362.9               128.6              (13.7)            1,477.8
  Research & Development                  631.2                --                 --                 631.2
  Equity Income                          (190.2)               --                 --                (190.2)
  Other (Income)/Expense, net              61.8                30.6                4.9                97.3

Income before Taxes                     2,351.8               179.5              (30.3)            2,501.0

Taxes on Income                           696.1                74.9              (20.7)              750.3

Net Income                              1,655.7               104.6               (9.6)            1,750.7

Average Shares Outstanding
Assuming Dilution                       2,282.8                                                    2,282.8

Earnings Per Common Share
Assuming Dilution                         $0.73               $0.04*              --                 $0.77


Product Gross Margin %                     81.7%                4.0%                                  35.3%

Net Margin %                               32.1%                1.3%                                  13.7%


* This is not indicative of the earnings per share that will be reported by Medco Health after the separation as the average shares outstanding for Medco Health on a stand-alone basis will be different from Merck's average shares outstanding.

                                    - more -

                                Merck & Co., Inc.
      2002 Reconciliation from Core Pharmaceuticals to Consolidated Results
                ($ in Millions Except Earnings per Common Share)


                                                        Six Months Ended June 30, 2002
                                  -------------------------------------------------------------------------
                                     Merck Core          Medco Health
                                   Pharmaceuticals          on a                                   Merck
                                  on a Stand-alone       Stand-alone                           Consolidated
                                        Basis               Basis           Adjustments           Results
                                  -------------------------------------------------------------------------

Sales                                $  9,962.0          $ 16,379.5         $ (1,362.5)         $ 24,979.0

Costs, Expenses and Other
  Materials & Production                1,806.3            15,782.5           (1,315.4)           16,273.4
  Marketing & Administrative            2,706.2               263.8              (27.5)            2,942.5
  Research & Development                1,161.5                --                  (.1)            1,161.4
  Equity Income                          (362.0)               --                 --                (362.0)
  Other (Income)/Expense, net              85.2                51.0                5.0               141.2

Income before Taxes                     4,564.8               282.2              (24.5)            4,822.5

Taxes on Income                         1,351.2               118.0              (22.4)            1,446.8

Net Income                              3,213.6               164.2               (2.1)            3,375.7

Average Shares Outstanding
Assuming Dilution                       2,288.6                                                    2,288.6

Earnings Per Common Share
Assuming Dilution                         $1.40               $0.07*              --                 $1.47


Product Gross Margin %                     81.9%                3.6%                                  34.9%

Net Margin %                               32.3%                1.0%                                  13.5%


* This is not indicative of the earnings per share that will be reported by Medco Health after the separation as the average shares outstanding for Medco Health on a stand-alone basis will be different from Merck's average shares outstanding.


                                    - more -

                                Merck & Co., Inc.
      2002 Reconciliation from Core Pharmaceutical to Consolidated Results
                ($ in Millions Except Earnings per Common Share)


                                                   Twelve Months Ended December 31, 2002
                                  -------------------------------------------------------------------------
                                     Merck Core          Medco Health
                                   Pharmaceuticals          on a                                   Merck
                                  on a Stand-alone       Stand-alone                           Consolidated
                                        Basis               Basis           Adjustments           Results
                                  -------------------------------------------------------------------------

Sales                                $ 21,445.8          $ 32,958.5         $ (2,614.0)         $ 51,790.3

Costs, Expenses and Other
  Materials & Production                3,907.1            31,657.7           (2,511.2)           33,053.6
  Marketing & Administrative            5,652.2               587.7              (53.1)            6,186.8
  Research & Development                2,677.2                --                 --               2,677.2
  Equity Income                          (644.7)               --                 --                (644.7)
  Other (Income)/Expense, net             202.3                92.8                8.7               303.8

Income before Taxes                     9,651.7               620.3              (58.4)           10,213.6

Taxes on Income                         2,856.9               258.7              (51.5)            3,064.1

Net Income                              6,794.8               361.6               (6.9)            7,149.5

Average Shares Outstanding
Assuming Dilution                       2,277.0                                                    2,277.0

Earnings Per Common Share
Assuming Dilution                         $2.98               $0.16*              --                 $3.14


Product Gross Margin %                     81.8%                3.9%                                  36.2%

Net Margin %                               31.7%                1.1%                                  13.8%


* This is not indicative of the earnings per share that will be reported by Medco Health after the separation as the average shares outstanding for Medco Health on a stand-alone basis will be different from Merck's average shares outstanding.

                                      # # #